UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box No. 325 East Berlin, Connecticut	06023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Rallybio Corporation (the “Company”) previously disclosed that, subject to the satisfaction or waiver of any outstanding closing conditions, the Company anticipated the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of May 31, 2026 (the “Merger Agreement”), by and among the Company, Avenzo Therapeutics, Inc. and Farmington Merger Sub, Inc., to close on November 6, 2026. Certain conditions related to the listing of the Company’s shares following the closing of the transactions have not been satisfied and, as a result, the parties have determined to postpone the closing to continue seeking the applicable listing approvals. In light of the postponement of the closing of the transactions, the Company did not deposit the funds for the previously announced cash distribution with Computershare on November 5, 2026. As a result, the previously announced payment date and ex-dividend date for the cash distribution may be delayed. The Company will provide further updates it deems appropriate or necessary in accordance with the applicable law and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date: November 6, 2026	By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber Chief Financial Officer